EXHIBIT INDEX

(g)(4) Custodian Agreement First Amendment between American Express Trust Company and The Bank of New York dated December 1, 2000.

(g)(5) Custodian Agreement Second Amendment between American Express Trust Company and The Bank of New York dated June 7, 2001.

(g)(6) Custodian Agreement Amendment between American Express Trust Company and The Bank of New York dated January 31, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney, to sign Amendments to this Registration Statement dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney, to sign Amendments to this Registration Statement dated Jan. 9, 2002.